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                                                                    Exhibit 99.3


MARKLAND ANNOUNCES PRELIMINARY RESULTS: SIGNIFICANT QUARTERLY REVENUE INCREASE OVER PREVIOUS YEAR WITH $1.6 MILLION IN SALES REVENUE


RIDGEFIELD, Conn.--(BUSINESS WIRE)--May 4, 2004--Markland Technologies, Inc.(NASDAQ-OTCBB:MRKL) (OTCBB:MRKL) (http://www.marklandtech.com) an integrated homeland security company, announced today preliminary un-audited sales results for the quarter ended March 31, 2004. The company expects to announce revenues of $1.6 million for the third quarter of its fiscal year.


This represents a significant quarterly revenue increase over the company's fiscal third quarter last year. This sales increase was due to sales of ACADA chemical detector units from its Science and Technology Research Inc. (STR, http://www.str-inc.com) subsidiary. STR products enable the military and first responders, such as firefighters and law enforcement personnel, to detect and provide early warning of the deployment of chemical weapons of mass destruction.


Markland(NASDAQ-OTCBB:MRKL) believes there is a potential for significant increases in revenue from the company's border security division as the Department of Homeland Security makes decisions on US VISIT contract awards in the coming months. The company is also exploring the acquisition of additional revenue producing corporate assets that are focused in the Homeland Security marketplace.


Markland(NASDAQ-OTCBB:MRKL) CEO and Chairman Mr. Robert Tarini stated, "We believe that our focus in the Homeland Security marketplace will enable our business to grow significantly in revenues and operating cash flow in the coming months. We believe this growth will come from organic growth, as well as from highly selective and focused acquisitions. We have a very strong balance sheet with approximately $8M in cash, and virtually no debt, and we feel that we have created very strong shareholder visibility into our corporate business model. "


These results are preliminary and the Company has yet to determine whether it will be profitable for the quarter. Detailed financial results will be filed in a 10Q with the SEC.


About Markland Technologies(NASDAQ-OTCBB:MRKL)


Markland Technologies, Inc(NASDAQ-OTCBB:MRKL) is committed to helping secure America by providing innovative emerging technologies and expert services to meet the country's needs to protect our people, our borders and our infrastructure assets. The Company is a Board member of the Homeland Security Industries Association (http://www.hsianet.org).


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"Forward-Looking Statements"


Investors are cautioned that certain statements contained in this document as well as some statements in periodic press releases and some oral statements of Markland Technologies(NASDAQ-OTCBB:MRKL) officials during presentations about Markland Technologies(NASDAQ-OTCBB:MRKL) , are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Forward-looking statements include statements which are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "expects", "anticipates", "intends", "plans", "believes", "estimates", or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by management, are also forward-looking statements as defined by the Act. Some of the factors that could significantly impact the forward-looking statements in this press release include, but are not limited to: insufficient cash flow to continue to fund the development and marketing of the Company's products and technology; a rejection of the Company's products and technologies by the marketplace, and; disputes as to the Company's intellectual property rights. Forward-looking statements are based upon current expectations and projections about future events and are subject to risks, uncertainties, and assumptions about Markland Technologies(NASDAQ-OTCBB:MRKL) , its products, economic and market factors and the industries in which Markland Technologies(NASDAQ-OTCBB:MRKL) does business, among other things. These statements are not guarantees of future performance and Markland Technologies(NASDAQ-OTCBB:MRKL) has no specific intention to update these statements. More detailed information about those factors is contained in Markland Technologies(NASDAQ-OTCBB:MRKL) filings with the Securities and Exchange Commission.

    For full details, click here:
http://www.investorideas.com/Companies/MarklandTech/NewsReleases.asp



    CONTACT: Markland Technologies(NASDAQ-OTCBB:MRKL)
            http://www.marklandtech.com
             or
             ECON Investor Relations, Inc.
             Dawn Van Zant, 866-730-1151
             dvanzant@investorideas.com
             or
             Trevor Ruehs
             truehs@investorideas.com

    SOURCE: Markland Technologies(NASDAQ-OTCBB:MRKL)